                                                                     EXHIBIT 4.8



      AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of February 10, 1997 (as modified, amended or supplemented, this "Agreement"), between Integon Corporation, a Delaware corporation (the "Company"), and Integon Capital I, a Delaware business trust (the "Series A Issuer").

      WHEREAS, the Series A Issuer intends to issue its Common Securities (the "Common Securities") to and acquire the Debentures from the Company and to issue and sell 10 3/4% Capital Securities, Series A (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement, dated as of February 10, 1997, among the Company, as Depositor, First Union Bank of Delaware, as Delaware Trustee, First Union National Bank of North Carolina, as Property Trustee, and the Administrative Trustees named therein, as the same may be amended from time to time (the "Trust Agreement"); and

      WHEREAS, the Company will own all of the Common Securities of the Series A Issuer and will issue the Debentures; and

      WHEREAS, capitalized terms used but not defined herein have the meanings set forth in the Trust Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Series A Issuer hereby agree as follows:


                                   ARTICLE I

      Section 1.1. Guarantee by Company. Subject to the terms and conditions hereof, the Company hereby irrevocably and unconditionally guarantees to each person or entity to whom the Series A Issuer is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Series A Issuer, other than obligations of the Series A Issuer to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

      Section 1.2. Subordination of Guarantee. The guarantee and other liabilities and obligations of the Company under this Agreement shall constitute unsecured obligations of the Company and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Company hereunder. The obligations of the

Company hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Company.

      Section 1.3. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the dissolution of the Series A Issuer; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Company, as guarantor, and First Union National Bank of North Carolina, as guarantee trustee, or under this Agreement for any reason whatsoever. Except to the extent set forth in the preceding sentence, this Agreement is continuing, irrevocable, unconditional and absolute.

      Section 1.4. Waiver of Notice. The Company hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      Section 1.5. No Impairment. The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the extension of time for the payment by the Series A Issuer of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

            (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Series A Issuer granting indulgence or extension of any kind; or

            (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Series A Issuer or any of the assets of the Series A Issuer (other than the dissolution of the Series A Issuer in accordance with the terms of the Trust Agreement).

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.

      Section 1.6. Enforcement. A Beneficiary may enforce this Agreement directly against the Company and the Company waives any right or remedy to require that any action be brought against the Series A Issuer or any other person or entity before proceeding against the Company.

      Section 1.7. Subrogation. The Company shall be subrogated to all rights (if any) of any Beneficiary against the Series A Issuer in respect of any amounts paid to the Beneficiaries by the Company under this Agreement; provided, however, that the Company shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                  ARTICLE II

      Section 2.1. Assignment. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void.

      Section 2.2. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.

      Section 2.3. Amendment. So long as there remains any Beneficiary or any Capital Securities are Outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the Holders of the Capital Securities without the consent of such Beneficiary or the Holders of the Capital Securities, as the case may be.

      Section 2.4. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail) or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when telecopied with receipt confirmed or when mailed):

            Integon Corporation
            500 West Fifth Street
            Winston-Salem, North Carolina 27512
            Facsimile No.:  (910) 770-2747
            Attention:  General Counsel

            Integon Capital I
            c/o Integon Corporation
            500 West Fifth Street
            Winston-Salem, North Carolina 27512
            Facsimile No.:  (910) 770-2747
            Attention:  General Counsel

            With a copy to:

                  First Union National Bank of North Carolina
                  230 South Tryon Street, 9th Floor
                  Charlotte, North Carolina 28228-1179
                  Facsimile No.:  (704) 383-7316
                  Attention:  Corporate Trust Administration

      Section 2.4. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, this Agreement as to Expenses and Liabilities is executed as of the day and year first above written.


                                        Integon Corporation


                                        By: /s/ John B. Yorke
                                           ---------------------------
                                        Name:   John B. Yorke
                                        Title:

                                        Integon Capital I


                                        By: /s/ John B. Yorke
                                            --------------------------
                                        Name:   John B. Yorke
                                        Administrative Trustee